Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them.  This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 4, 2018

Xi Xiao

/s/ Xi Xiao

KPartners Limited

By:	/s/ Xi Xiao
Name: Xi Xiao
Title: Director

K2 Partners II GP, LLC

By:	/s/ Xi Xiao
Name: Xi Xiao
Title: Director

K2 Partners II GP, L.P.

By:	/s/ Xi Xiao
Name: Xi Xiao
Title: Director, for and on behalf of K2 Partners II GP LLC, General Partner

[Signature Page to Agreement of Joint Filing]

K2 Partners II L.P.

By:	/s/ Xi Xiao
Name: Xi Xiao
Title: For and on behalf of K2 Partners II GP, L.P., General Partner,
Director of, and for and on behalf of, K2 partners II GP, LLC, Sole General Partner of, and for and on behalf of, K2 Partners II GP, L.P.

K2 Partners II Limited

By:	/s/ Werkun Krzysztof
Name: Werkun Krzysztof
Title: Director

[Signature Page to Agreement of Joint Filing]